Exhibit 5.1

August 4, 2016	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 052406-0138

MGIC Investment Corporation MGIC Plaza, 250 East Kilbourn Avenue Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

We have acted as counsel for MGIC Investment Corporation, a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (Registration No. 333-211240) (the “Registration Statement”), including the prospectus constituting a part thereof, dated May 9, 2016, and the prospectus supplement, dated August 2, 2016 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company in the manner set forth in the Registration Statement and the Prospectus of $425,000,000 aggregate principal amount of the Company’s 5.750% senior notes due 2023 (the “Notes”). The Notes will be issued under the Senior Indenture, dated October 15, 2000 (the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), and a Third Supplemental Indenture, to be dated August 5, 2016 (the “Supplemental Indenture”), establishing the terms and providing for the issuance of the Notes.

In connection with our representation, we have examined:  (i) the Registration Statement, including the Prospectus; (ii) the Company’s Articles of Incorporation and Amended and Restated By-Laws, each as amended to date; (iii) the Indenture and the Supplemental Indenture; (iv) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the Notes subject to the Registration Statement; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, assuming that the Indenture and Supplemental Indenture have been duly authorized, authenticated and delivered by, and represent the valid and binding obligation of, the Trustee, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.                                      The Notes, when executed, authenticated and issued in accordance with the Indenture and the Supplemental Indenture and in the manner and for the consideration contemplated by the

BOSTON	JACKSONVILLE	MILWAUKEE	SAN DIEGO	TALLAHASSEE
BRUSSELS	LOS ANGELES	NEW YORK	SAN FRANCISCO	TAMPA
CHICAGO	MADISON	ORLANDO	SHANGHAI	TOKYO
DETROIT	MIAMI	SACRAMENTO	SILICON VALLEY	WASHINGTON, D.C.

Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms.

The opinion above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

We are qualified to practice law in the States of Wisconsin and New York, and we do not purport to be experts on the law other than that of the States of Wisconsin and New York and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York and the federal laws of the United States of America.

We consent to the deemed incorporation by reference of this opinion into the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP